                                                                   EXHIBIT 10.81


                   AMENDED AND RESTATED INTERCOMPANY AGREEMENT

                                  BY AND AMONG

                         AMERICAN MUTUAL HOLDING COMPANY

                                AMERUS GROUP CO.

                                       AND

                           AMERUS LIFE HOLDINGS, INC.





                          DATED AS OF DECEMBER 1, 1996.

ARTICLE I

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.1  Certain Definitions. . . . . . . . . . . . . . . . . . . .  1

ARTICLE II

     COSTS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     SECTION 2.1  Allocation of Costs and Expenses . . . . . . . . . . . . .  5

ARTICLE III

     CORPORATE GOVERNANCE. . . . . . . . . . . . . . . . . . . . . . . . . .  6
     SECTION 3.1  AMHC Consent to Certain Actions. . . . . . . . . . . . . .  6

ARTICLE IV
     LICENSING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 4.1  Grant of License . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 4.2  AmerUs Group Guidelines and Standards. . . . . . . . . . . 10
     SECTION 4.3  AmerUs Group Retention of Ownership. . . . . . . . . . . . 10
     SECTION 4.4  License Fee. . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 4.5  Transactions Affecting the Company, AmerUs
          Group, and the Marks . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 4.6  Termination of License . . . . . . . . . . . . . . . . . . 14
     SECTION 4.7  Further Assurances; Attorney-in-Fact . . . . . . . . . . . 15
     SECTION 4.8  Trademark Usage Marking Requirements and Quality Control . 15
     SECTION 4.9  Name Changes; Discontinuance of Use of Certain Marks . . . 16

ARTICLE V

     EQUITY PURCHASE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 5.1  Equity Purchase Rights . . . . . . . . . . . . . . . . . . 17

ARTICLE VI

     FINANCIAL AND OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . 20
     SECTION 6.1  Ownership Threshold. . . . . . . . . . . . . . . . . . . . 20
     SECTION 6.2  AMHC Annual Statements . . . . . . . . . . . . . . . . . . 21
     SECTION 6.3  Confidentiality. . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE VII

     REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 7.1  Piggyback Registrations. . . . . . . . . . . . . . . . . . 23
     SECTION 7.2  Requested Registration . . . . . . . . . . . . . . . . . . 24
     SECTION 7.3  Registration Procedures. . . . . . . . . . . . . . . . . . 27
     SECTION 7.4  Restriction on Disposition of Registrable Shares.. . . . . 31

     SECTION 7.5  Selection of Underwriters. . . . . . . . . . . . . . . . . 32
     SECTION 7.6  Registration Expenses. . . . . . . . . . . . . . . . . . . 32
     SECTION 7.7  Conversion of Other Securities . . . . . . . . . . . . . . 33
     SECTION 7.8  Rule 144.. . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 7.9  Transfer of Registration Rights. . . . . . . . . . . . . . 33

ARTICLE VIII

     BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION . . . . . . . . . . 34
     SECTION 8.1  General Cross Indemnification. . . . . . . . . . . . . . . 34
     SECTION 8.2  Registration Statement Indemnification . . . . . . . . . . 36
     SECTION 8.3  Contribution . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 8.4  Procedure. . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 8.5  Other Matters. . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 8.6  Infringement . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE IX

     OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 9.1  Keepwell Payments. . . . . . . . . . . . . . . . . . . . . 41
     SECTION 9.2  Business Relationship. . . . . . . . . . . . . . . . . . . 41
     SECTION 9.3  Management Services. . . . . . . . . . . . . . . . . . . . 41
     SECTION 9.4  Miscellaneous Services . . . . . . . . . . . . . . . . . . 42
     SECTION 9.5  Regulatory Approvals . . . . . . . . . . . . . . . . . . . 43

ARTICLE X

     DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 10.1  Negotiation . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 10.2  Arbitration . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 10.3  Confidentiality . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE XI

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 11.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 11.2  Binding Nature of Agreement . . . . . . . . . . . . . . . 46
     SECTION 11.3  Descriptive Headings. . . . . . . . . . . . . . . . . . . 46
     SECTION 11.4  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 11.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 11.6  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 11.7  Severability. . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 11.8  Amendment and Modification. . . . . . . . . . . . . . . . 48
     SECTION 11.9  Entire Agreement. . . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.10  No Assignment. . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.11  Recapitalization, Dilution
                     Adjustments, etc. . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.12  Further Assurances . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.13  No Third Party Beneficiaries . . . . . . . . . . . . . . 49
     SECTION 11.14  Effectiveness of Certain Provisions. . . . . . . . . . . 49

                   AMENDED AND RESTATED INTERCOMPANY AGREEMENT


          AMENDED AND RESTATED INTERCOMPANY AGREEMENT, dated as of December 1, 1996, by and among American Mutual Holding Company, an Iowa mutual insurance holding company ("AMHC"), AmerUs Group Co., an Iowa corporation ("AmerUs Group"), and AmerUs Life Holdings, Inc., an Iowa corporation (the "Company").

          AMHC is the indirect owner of all of the issued and outstanding common stock of the Company as of the date hereof. In contemplation of the Company ceasing to be so wholly owned by AMHC and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

          "AGREEMENT" and "HEREOF" and "HEREIN" means this Intercompany Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "AMERUS AFFILIATED GROUP" means, collectively, AMHC and all of its direct and indirect subsidiaries now or hereafter existing, other than the Company and its Subsidiaries.

          "AMERUS CONTROL GROUP" means, collectively, AMHC and AmerUs Group.

          "AMERUS LIFE" means AmerUs Life Insurance Company, an Iowa corporation.

          "BUSINESS DAY" or "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Des Moines, Iowa are authorized or obligated by law or executive order to close.

          "CLASS A COMMON STOCK" means the Class A Common Stock, no par value, of the Company.

          "CLASS B COMMON STOCK" means the Class B Common Stock, no par value, of the Company.

          "COMMON STOCK" means, collectively, the Class A Common Stock and Class B Common Stock and any other class or series of common stock of the Company hereafter created.

          "EQUITY PURCHASE SHARES" means shares of Voting Stock or any securities convertible into or exchangeable for shares of Voting Stock or any options, warrants or rights to acquire shares of Voting Stock.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          "FAIR MARKET VALUE" means, with respect to shares of Voting Stock, the fair market value thereof as jointly determined by the Company and AMHC or, in the event the Company and AMHC are unable to agree, as determined by a mutually acceptable nationally recognized investment banking or other financial advisory firm.

          "GAAP" means United States generally accepted accounting principles.

          "IPO S-1" means the Company's registration statement on Form S-1 relating to the registration of certain shares of Class A Common Stock under the Securities Act, as the same may be amended or supplemented from time to time.

          "INDEBTEDNESS" means, with respect to any Person, any liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness, (b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP), (c) reimbursement obligations of such Person in respect of letters of credit (regardless of whether such items would appear on a balance sheet of such Person) and (d) guarantees by such Person with respect to the items described in (a), (b) and (c) above (regardless of whether such guarantees would appear on a balance sheet of such Person).

          "INITIAL PUBLIC OFFERING" means the proposed initial public offering of Common Stock as contemplated by the IPO S-1.

          "KEEPWELL" means any guaranty, keepwell, net worth or financial condition maintenance agreement of or by any member of the AmerUs Affiliated Group provided to any Person (including, but not limited to, any insurance regulatory authority) with respect to any actual or contingent obligation of the Company, or any Subsidiary of the Company.

          "LICENSE TRIGGER DATE" means the date on which the members of the AmerUs Control Group shall cease to own, in the aggregate, more than 50% of the voting power of the Outstanding Voting Stock.

          "OUTSTANDING VOTING STOCK" means the shares of the Voting Stock issued and outstanding, and shall not include shares of Voting Stock held by the Company as treasury stock or by any subsidiary of the Company.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PUBLIC COMPANY STOCK" means any class or series of Voting Stock registered under the Exchange Act and broadly held and actively traded by public stockholders.

          "PROSPECTUS" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

          "REGISTRABLE SHARES" means any shares of Common Stock or any other equity security issued by the Company held by any member of the AmerUs Control Group or by any transferee thereof described in Section 7.9 hereof.

          "REGISTRATION STATEMENT" means any registration statement of the Company filed with the SEC under the Securities Act, including, but not limited to, the IPO S-1, and any registration statement which relates to any of the Registrable Shares, including in each such case the Prospectus relating thereto, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.

          "REGULATION S-K" means Regulation S-K of the General Rules and Regulations under the Securities Act.

          "REGULATION S-X" means Regulation S-X of the General Rules and Regulations under the Securities Act.

          "REIMBURSEMENT AGREEMENTS" means, collectively, all agreements in existence on the date of this Agreement to which the Company or a Subsidiary is a party and a member of the AmerUs Affiliated Group is a party which relate to the provision of administrative, management or data processing services by the Company or a Subsidiary or a member of the AmerUs Affiliated Group or vice verse and provide for the reimbursement, payment or allocation of the costs, fees or expenses of such services.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933.

          "SUBSCRIPTION OFFERING" means the Subscription Offering to policyholders of AmerUs Life undertaken in conjunction with the Initial Public Offering.

          "SUBSIDIARY" of the Company shall include all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which the Company owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which the Company otherwise directly or indirectly controls or directs the policies or operations or (c) which would be considered subsidiaries of the Company within the meaning of Regulation S-K or Regulation S-X.

          "TRANSACTIONS" means the Subscription Offering, the Initial Public Offering and any corporate reorganization or transaction undertaken in connection with the Subscription

Offering or the Initial Public Offering to which the Company or any Subsidiary is a party.

          "TRIGGER DATE" means the date on which the members of the AmerUs Control Group shall cease to own, in the aggregate, more than 50% of the voting power of the Outstanding Voting Stock.

          "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

          "VOTING STOCK" means all securities issued by the Company having the ordinary power to vote in the election of directors of the Company, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

          "WHOLLY OWNED SUBSIDIARY" of the Company shall include all Subsidiaries of the Company in which the Company owns (directly or indirectly) all of the outstanding voting stock, voting power, partnership interests or similar ownership interests, except for director's qualifying shares in nominal amounts.


                                   ARTICLE II

                               COSTS AND EXPENSES

          SECTION 2.1 ALLOCATION OF COSTS AND EXPENSES. The Company shall pay (or, to the extent incurred by and paid for by any member of the AmerUs Affiliated Group, will promptly reimburse such member of the AmerUs Affiliated Group for any and all amounts so paid) for all fees, costs and expenses incurred by the Company or any member of the AmerUs Affiliated Group in connection with the Transactions, including, but not limited to, any and all fees, costs and expenses related to (a) the preparation and negotiation of this Agreement and of all of the documentation related to the Transactions and all related transactions, (b) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the Transactions and all related transactions, (c) the Company's formation and organization, (d) the preparation, printing and filing of the registration statement for the Initial Public Offering, and any other registration statements relating to any of the Transactions, including all fees and expenses of complying with applicable federal, state or foreign securities laws and domestic or foreign securities exchange rules and regulations, together with fees and expenses of counsel retained to effect such compliance, (e) the preparation, printing and distribution of each of the prospec-tuses for the Initial Public Offering and any other financing Transactions and
(f) the listing of the Class A Common Stock and any other securities of the Company on any domestic or foreign securities exchange.


                                   ARTICLE III

                              CORPORATE GOVERNANCE

          SECTION 3.1 AMHC CONSENT TO CERTAIN ACTIONS. Until the date on which the members of the AmerUs Control Group shall cease to own, in the aggregate, at least 50.1% of the voting power of the Outstanding Voting Stock, the Company will not permit any of the following to occur without the prior written consent of AMHC:

          (i) any consolidation or merger of the Company with or into any Person or of any Person with or into the Company (other than a merger or consolidation of the Company with or into a Wholly Owned Subsidiary of the Company);

          (ii) any consolidation or merger of any Subsidiary of the Company with or into any Person or of any Person with or into any Subsidiary of the Company (other than a merger or consolidation of a Subsidiary of the Company with or into a Wholly Owned Subsidiary of the Company);

          (iii) the entry into or consummation by the Company or a Subsidiary of the Company of any transaction, or series of related transactions valued in the aggregate, involving consideration in excess of $10 million with any affiliate of the Company (other than a member of the AmerUs Affiliated Group), other than (x) the Transactions, (y) transactions which are on terms substantially the same as or more favorable to the Company than those that would be available from an unaffiliated third party, and (z) transactions between or among any of the Company and its Wholly Owned Subsidiaries;

          (iv) any sale, lease, exchange or other disposition or any acquisition (by way of merger or consolidation, acquisition of stock, other securities or assets, or otherwise), in each case by the Company or any Subsidiary of the Company, directly or indirectly in a single transaction, or series of related transactions valued in the aggregate, involving consideration in excess of $20 million (other than acquisitions, dispositions and transfers of securities pursuant to portfolio investment decisions in the ordinary course of business and transactions to which the Company and one or more Wholly Owned Subsidiaries of the Company are the only parties);

          (v) any increase or decrease in the authorized capital stock of the Company or the creation of any class or series of capital stock of the Company (other than the creation of a series of preferred stock which is not convertible or exchangeable into Common Stock and which only has voting rights required by law);

          (vi) any issuance by the Company or any Subsidiary of the Company of any shares of its respective capital stock or any options, warrants or rights to acquire such capital stock or securities convertible into or exchangeable for capital stock, except (w) up to three million shares of Common Stock of the Company issuable pursuant to employee and director stock option, profit sharing and other benefit plans of the Company and its Subsidiaries and any options exercisable for such shares of Common Stock, (x) the issuance of preferred stock which is not convertible or exchangeable into Common Stock and which only has voting rights required by law, (y) the issuance of shares of capital stock of a Wholly Owned Subsidiary of the Company and (z) pursuant to the Transactions;

          (vii) the dissolution, liquidation or winding up of the Company or AmerUs Life;

          (viii) any corporate action by the Company which would cause the Company or AmerUs Life to violate the requirements of Section 521A.14 of the Iowa insurance laws or any successor provision.


                                   ARTICLE IV

                               LICENSING AGREEMENT

          SECTION 4.1 GRANT OF LICENSE. AmerUs Group hereby grants, or to the extent another member of the AmerUs Affiliated Group owns the Marks (as defined below) AmerUs Group will cause such member to grant, to the Company a non-exclusive license (which is revocable under the circumstances set forth below) (the "License") to use the name "AmerUs" and the trademarks (including the trademarks pending approval that are referred to in Section 4.3(c) hereto) as are specified in EXHIBIT A hereto, as such EXHIBIT A may be amended from time to time in accordance with Section 4.3(b) hereof (such name and trademarks hereinafter collectively referred to as the "Marks"), but only in the manner identified in EXHIBIT A hereto or otherwise approved in advance in writing by AmerUs Group, in each case, solely for the purpose of identifying and advertising the insurance business and activities related to such insurance business (E.G., claims services, payment services, and insurance products) in the United States as presently conducted by the Company and AmerUs Life and as may be conducted from time to time subsequently, subject to any and all legal requirements and legal or AmerUs Group policy limitations on such licensing which may arise from time to time in any jurisdiction (the "Scope of the License"). Notwithstanding the foregoing, the Company shall only use the

Marks in connection with operations, services and products of a nature and quality specified by AmerUs Group or, if not so specified, which are at least of a nature and quality equal to that currently used by the Company or any of its Subsidiaries in connection with the Marks. The Company shall have no right to license or sublicense the Marks or the use thereof; PROVIDED, HOWEVER, that any Wholly Owned Subsidiary of the Company which is specifically approved in advance in writing by AmerUs Group (a "Designated Subsidiary") and which enters into an agreement (a "Designated Subsidiary Agreement") may use the Marks in accordance with the terms of such agreement and in the forms and manner and in connection with such operations, services and products of such Designated Subsidiary as shall be identified and approved in advance in writing by AmerUs Group. This Agreement and any Designated Subsidiary Agreement supersedes all prior agreements (whether written, oral or implied) between any member of the AmerUs Affiliated Group and the Company or any Subsidiary of the Company, with respect to the use of the Marks.

          Notwithstanding the foregoing, in the event that a Designated Subsidiary Agreement is terminated in accordance with the provisions thereof, from and after the date of such termination, the Scope of the License shall automatically be deemed amended (without any action by the parties hereto or thereto) to no longer license hereunder the Marks for use by such Designated Subsidiary, and such Designated Subsidiary shall, and the Company shall cause such Designated Subsidiary to, promptly cease all use of the Marks in connection with all of such Designated Subsidiary's operations, products and services.

          The Company and each Designated Subsidiary shall execute all additional documents which AmerUs Group may request, both prior and subsequent to the expiration or earlier termination of the License, in order to perfect, maintain, defend or terminate any right of any party in the Marks in any country of the world, as determined by AmerUs Group in its sole discretion.

          SECTION 4.2 AMERUS GROUP GUIDELINES AND STANDARDS. The Company agrees that all advertising, promotion and use of the Marks by the Company and its Designated Subsidiaries shall in all material respects be consistent with such AmerUs Group guidelines as may be issued from time to time. The Company agrees that, in the conduct of the business and activities of the Company and its Designated Subsidiaries under the Marks, it shall, and shall cause each Designated Subsidiary to, adhere to the appropriate ethical standards pertaining to the Company's and its Designated Subsidiaries' businesses and operations, and shall, and shall cause each Designated Subsidiary to, do nothing to bring disrepute to or in any manner damage the goodwill symbolized by the Marks and shall make available to AmerUs Group any requested information necessary for AmerUs Group to evaluate any such effect on said goodwill.

          SECTION 4.3 AMERUS GROUP RETENTION OF OWNERSHIP. (a) The Company acknowledges and agrees that AmerUs Group, or such other member of the AmerUs Affiliated Group referred to in the first sentence of Section 4.1 hereof, as the case may be, is the owner of all of the right, title and interest in the Marks and all goodwill associated therewith and acknowledges the validity of all trademark and service mark registration of each member of the AmerUs Affiliated Group pertaining thereto. The Company agrees that it shall, and shall cause each of its officers, directors and subsidiaries to, uphold the goodwill inherent in the Marks and to assist AmerUs Group in any way reasonably possible to protect the rights of AmerUs Group and the other members of the AmerUs Affiliated Group therein. All use of the Marks by the Company and all Designated Subsidiaries (including all past, present and future use), and the goodwill generated thereby, shall inure to the benefit of AmerUs Group and shall not vest in the Company or in any Designated Subsidiary, and, for purposes of trademark registration, all use of the Marks by the Company and the Designated Subsidiaries shall be deemed to have been made for the benefit of AmerUs Group. The Company and the Designated Subsidiaries shall not, without the written consent of AmerUs Group, file or prosecute any trademark or service mark application to register the Marks or any trademarks or service marks similar thereto.

          (b) Additional trademarks and service marks using the AmerUs Group name may be added to EXHIBIT A hereto if (i) the Company makes a written request therefor to such effect, which request shall specify in reasonable detail a description or drawing of such trademarks or service marks and a description of the manner in which such marks are to be used, (ii) the Company shall have provided to AmerUs Group all additional information requested by AmerUs Group with respect thereto during the period referred to in clause (iii) below, and
(iii) within 5 Business Days after its receipt of such written request referred to in clause (i) above AmerUs Group does not notify the Company that it does not consent to the inclusion of such trademark or service mark on EXHIBIT A hereto. If the conditions set forth in clause (i), (ii) and (iii) above are satisfied, EXHIBIT A shall be deemed to have been automatically amended, as of the first date all such conditions are satisfied, to include such mark (and such mark shall become part of the Marks) and promptly thereafter the parties shall execute and deliver to each other a written instrument acknowledging such amendment and attaching EXHIBIT A, as so amended, thereto. The Company acknowledges that AmerUs Group shall be the owner of all of the right, title and interest in all the marks which become part of the Marks subsequently to the date hereof. The addition of Marks to EXHIBIT A hereto shall not effect the Scope of the License or any other term thereof.

          (c) The Company acknowledges that all trademark or service mark applications pending as of the date hereof of (i) the Company or any Subsidiary of the Company which contain the name "AmerUs" and (ii) any member of the AmerUs Affiliated Group, have been filed for the benefit of AmerUs Group, or such other member of the AmerUs Affiliated Group as such application may specify, and AmerUs Group, or such other member, is the beneficial owner of all right, title and interest in such Marks.

          SECTION 4.4 LICENSE FEE. From and after the License Trigger Date and until such time as the License completely expires or completely terminates in accordance with the terms of this Agreement, the Company shall pay AmerUs Group an annual fee (the "License Fee") as set forth below:

                                                             Amount of Annual
     Period                                                    License Fee
     ------                                                    -----------

 1st 12-month period following the License Trigger Date          $100,000

 2nd 12-month period following the License Trigger Date          $200,000

 3rd 12-month period following the License Trigger Date          $300,000

 4th 12-month period following the License Trigger Date          $400,000

 Each 12-month period thereafter                                 $500,000

The License Fee with respect to each 12-month period referred to above shall be payable in equal installments quarterly in advance on the first business day of each calendar quarter (each a "Quarterly Payment Date") commencing on the first Quarterly Payment Date following the License Trigger Date. Within two Business Days following the License Trigger Date, the Company shall pay AmerUs Group a fee equal to the product of (i) $274 and (ii) the number of days elapsing from and including the License Trigger Date to and excluding the first Quarterly Payment Date occurring after the License Trigger Date, in payment of the fee for such interim period. If the Company and the Designated Subsidiaries shall completely terminate the rights of the Company and all Designated Subsidiaries to use in any manner all of the Marks (a "Use Termination"), then the Company's obligation to pay such fee shall terminate after the payment in full of all quarterly payments due on or before the Quarterly Payment Date immediately preceding the date of such Use Termination. Upon a Use Termination, AmerUs Group shall reimburse the Company in an amount equal to the product of (i) the Per Diem Refund Amount (as defined below) and (ii) the number of days remaining after the date of termination but prior to the Quarterly Payment Date next succeeding such date of termination. As used herein, the "Per Diem Refund Amount" means a fraction, the numerator of which is the annual License Fee applicable to the 12-month period in which the Use Termination has occurred and the denominator of which is 365.

          SECTION 4.5 TRANSACTIONS AFFECTING THE COMPANY, AMERUS GROUP, AND THE MARKS. The Company shall not, and shall cause each of its Subsidiaries not to, take any action with respect to the following without informing AmerUs Group in advance in writing of all material facts relating thereto and without obtaining AmerUs Group's prior written consent thereto:

          (a) the commencement, settlement, defense of, consent to a judgment or decree or other activity with respect to any suit, action or proceeding before any federal, state, local or foreign court, agency, authority, instrumentality, arbitration panel or other governmental body or authority involving the Marks;

          (b) any changes in the Company's or its Subsidiaries' names, logos, signs, trademarks or other identifications which might reasonably be expected to affect the appearance of, the reputation of or the goodwill associated with the Marks or any member of the AmerUs Affiliated Group; or

          (c) any television, radio, newspaper, magazine or other advertising, promotional or marketing campaign or strategy and any television, radio, newspaper, magazine or other advertisement using the Marks or using or referring, directly or indirectly, to any member of the AmerUs Affiliated Group (an "Advertising Campaign"); PROVIDED, HOWEVER, that an Advertising Campaign shall be deemed to be consented to by AmerUs Group in the event that AmerUs Group does not notify the Company in writing that it is not consenting to such Advertising Campaign within 5 Business Days following the Company providing AmerUs Group with written notice of such planned Advertising Campaign and complete descriptions and presentations thereof; PROVIDED, FURTHER, that the Company is expressly allowed to continue or implement any Advertising Campaign that is substantially similar to any Advertising Campaign in effect on the date hereof or used by any Subsidiary of the Company during the 36-month period immediately prior to the date hereof.

          SECTION 4.6 TERMINATION OF LICENSE. (a) The License granted pursuant to this Article IV shall automatically expire (subject to earlier termination in accordance with Section 4.6(d) hereof) upon the earlier to occur of (i) the date on which the Company gives notice to AmerUs Group of the complete termination of the use of the Marks by the Company and all Designated Subsidiaries and (ii) subject to the automatic reduction in the Scope of the License referred to in Section 4.6(b) hereof and subject to the renewal option referred to in Section 4.6(c) hereof, the fifth anniversary of the License Trigger Date.

          (b) From and after the License Trigger Date, the Scope of the License shall automatically be deemed amended (without any action by the parties hereto or the parties to any Designated Subsidiary Agreement) to no longer license the Marks hereunder or pursuant to any Designated Subsidiary Agreement, except to use the "AmerUs" name solely in connection with the identification of the Company's insurance products, but not for any other purpose or to use any of the other Marks.

          (c) If, prior to the occurrence of the fifth anniversary of the License Trigger Date, the Company notifies AmerUs Group in writing of its desire to extend the term of the License, then the License (as the scope of the License shall have been automatically reduced pursuant to Section 4.6(b) hereof) shall expire on the date specified in such written notice; PROVIDED that in no event shall such specified date be later than the tenth anniversary of the License Trigger Date.

          (d) Notwithstanding the foregoing Sections of this Article IV or anything else to the contrary contained in this Agreement, AmerUs Group shall have the right to terminate the License at any time if AmerUs Group notifies the Company in writing that, in the judgment of AmerUs Group, the Company or any Designated Subsidiary has failed to comply with any term or provision of this
Article IV or of such Subsidiary's Designated Subsidiary Agreement, as the case may be, and in either case such non-compliance is not cured to the satisfaction of AmerUs Group within 30 days of the Company's receipt of such notice. Any determination made by AmerUs Group pursuant to this Section 4.6(d) shall be made in good faith and shall be binding and conclusive on the Company, its Designated Subsidiaries and all other parties.

          (e) Nothing contained in this Section 4.6 shall affect the obligations of the Company to change its corporate name and to discontinue use of the Marks and to cause its Subsidiaries to change their corporate names and to discontinue use of the Marks in accordance with Section 4.9 hereof.

          SECTION 4.7 FURTHER ASSURANCES; ATTORNEY-IN-FACT. Upon the expiration or earlier termination of the License in accordance with the terms of this Agreement, (a) the Company shall, and shall cause each of the Designated Subsidiaries to, discontinue all uses of the Marks within 90 days after such expiration or earlier termination; PROVIDED, HOWEVER, that AmerUs Group in its sole and absolute discretion may reduce such time period within which the Company and its Designated Subsidiaries shall discontinue any and all such uses of the Marks if, in AmerUs Group's sole and absolute determination, continuation of the use of the Marks would have an adverse effect upon the appearance of, the reputation of or the goodwill associated with the Marks or upon any member of the AmerUs Affiliated Group and (b) to the extent requested by AmerUs, the Company shall, and shall cause each Designated Subsidiary to, promptly at its own expense take all legal and administrative steps which may be required to protect AmerUs Group's ownership of and goodwill symbolized by the Marks. The Company hereby appoints AmerUs Group or its duly authorized representatives or attorneys as its agent and attorney-in-fact to execute on its behalf and its name any documents which AmerUs Group, in its good faith reasonable judgment, deems necessary in order to terminate any rights of the Company or its Designated Subsidiaries, howsoever created, anywhere in the world under or pursuant to this Agreement. This provision shall not relieve the Company of its obligations to promptly execute any such documents upon the request of AmerUs Group.

          SECTION 4.8  TRADEMARK USAGE MARKING REQUIREMENTS AND QUALITY CONTROL.
(a) The Company shall, and shall cause the Designated Subsidiaries to, apply appropriate statutory notice (I.E., the letter "R" in a circle) or such other notice as may be required by foreign jurisdictions in connection with the use of the Marks and will, to the extent reasonably practicable, disclose that use of the Marks is pursuant to the License granted herein by AmerUs Group.

               (b) The quality standards applied to the products and services bearing the Marks, or offered in connection with the Marks shall be as specified from time to time in writing by AmerUs Group. Notwithstanding any other provision in this Article IV, all operations, products and services offered in connection with the Marks by the Company and any Designated Subsidiary shall conform in all material respects to such quality standards. To assure that the applicable quality standards are maintained, AmerUs Group shall have the right to periodically inspect and evaluate the products, operations and services of the Company or any Designated Subsidiary bearing the Marks. Upon request, the Company shall deliver to AmerUs Group samples of such use. If AmerUs Group disapproves of the quality of such samples, the Company will have thirty (30) days to cure the deficiency and the Company shall not conduct its operations or sell its products or services under the Marks unless and until such deficiency is cured to AmerUs Group's reasonable satisfaction.

          SECTION 4.9  NAME CHANGES; DISCONTINUANCE OF USE OF CERTAIN MARKS.
Not later than the earlier to occur (a) the 30th day following the expiration or earlier termination of the License pursuant to this Article IV and (b) the last day of the six month period commencing on the License Trigger Date, the Company shall, and shall cause each of its present and future direct and indirect Subsidiaries the corporate, partnership, trade name or d/b/a of which includes the word "AmerUs" or any variant or derivative thereof, to amend their respective charter or other organizational documents to change each such entity's name to one which does not include the word "AmerUs" or any variant or derivative thereof. Not later than the last day of the six month period commencing on the License Trigger Date, the Company shall, and shall cause each of the Designated Subsidiaries to, discontinue all use of the Marks, except for the use of the "AmerUs" name to the limited extent permitted by Section 4.6(b) hereof.

                                    ARTICLE V

                             EQUITY PURCHASE RIGHTS

          SECTION 5.1 EQUITY PURCHASE RIGHTS. So long as the members of the AmerUs Control Group own, in the aggregate, directly or indirectly, at least 50.1% of the voting power of the Outstanding Voting Stock, the members of the AmerUs Control Group shall have the equity purchase rights set forth in this
Section 5.1 (the "Equity Purchase Rights"); PROVIDED that the members of the AmerUs Control Group shall not be entitled to Equity Purchase rights to the extent that the principal national securities exchange in the United States on which the Common Stock is listed, if any, or the NASDAQ Stock Market Inc., in the case any Common Stock is listed on the NASDAQ National Market, prohibits or limits the granting by the Company of such Equity Purchase Rights or to the extent that the purchase of Voting Stock by any member of the AmerUs Control Group would cause the Company to be a member of an "affiliated group," as defined in Section 1504(a) of the Internal Revenue Code, which includes AMHC or AmerUs Group.

          As soon as practicable after determining to issue Equity Purchase Shares, but in any event at least five Business Days prior to the issuance of Equity Purchase Shares to any Person other than to a member of the AmerUs Control Group (and other than Equity Purchase Shares (i) described in clause (x) of Section 3.1(vi) hereof, (ii) if the Company then has outstanding Public Company Stock, issued under dividend reinvestment plans which offer Voting Stock to securityholders at a discount from Average Market Price (as defined below) no greater than is then customary for public corporation, (iii) issued pursuant to the Transactions or (iv) issued in mergers, acquisitions and exchange offers), the Company shall notify AMHC in writing of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, and terms and conditions of, such Equity Purchase Shares) and shall offer to sell to AMHC (which offer may be assigned by AMHC to AmerUs Control Group) at the purchase price (net of any underwriting discounts or commissions), if any, to be paid by the transferee(s) of such Equity Purchase Shares an amount of Equity Purchase Shares determined as provided below. Immediately after the amount of Equity Purchase Shares to be sold to other Persons is known to the Company, it shall notify AMHC (or such assignee) of such amount. If such offer is accepted in writing within five Business Days after the notice of such proposed sale (or such longer period as is necessary for the members of the AmerUs Control Group to obtain regulatory approvals), the Company shall sell to such member of the AmerUs Control Group an amount of Equity Purchase Shares (the "Equity Purchase Share Amount") equal to the product of (A) the quotient of (x) the number of shares of Voting Stock owned by the members of the AmerUs Control Group, in the aggregate, immediately prior to the issuance of the Equity Purchase Shares by (y) the aggregate number of shares of Outstanding Voting Stock owned by Persons other than by members of the AmerUs Control Group immediately prior to the issuance of the Equity Purchase Shares, multiplied by (B) the aggregate number of Equity Purchase Shares being issued by the Company to Persons other than to members of the AmerUs Control Group rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of any Equity Purchase Share Amount, any other Person has preemptive or other equity purchase rights similar to the Equity Purchase Rights, such Equity Purchase Share Amount shall be recalculated to take into account the amount of Voting Stock to be sold to such Persons, rounding up such Equity Purchase Share Amount to the nearest whole Equity Purchase Share. If the Company determines in good faith that, in light of the advice of an investment banking firm advising it or of its other financial advisors, it must consummate the issuance and sale of the Equity Purchase Shares prior to the members of the AmerUs Control Group having obtained the necessary regulatory approvals, the Company shall notify AMHC in writing of such determination and shall then be free so to consummate such issuance and sale without the members of the AmerUs Control Group having the right then to purchase its proportionate share of such Equity Purchase Shares; PROVIDED, HOWEVER, that in such event the members of the AmerUs Control Group shall have the right to purchase from the Company, within 60 Business Days (or such longer period (up to two years) as is necessary for the members of the AmerUs Affiliated Group to obtain regulatory approvals) Voting Stock in an amount equal to the amount of Voting Stock it would have received had it been able to purchase (and, in the case of Equity Purchase Shares other than Voting Stock, securities exercisable or exchangeable for or convertible into Voting Stock) the Equity Purchase Shares offered to it pursuant to this Section 5.1, at a per share purchase price equal to the lower of (i) the sum of the purchase price (net of any underwriting discounts or commissions), if any, paid by the transferee(s) plus the exercise price, if any, of such Equity Purchase Shares, or (ii) the Average Market Price per share of Voting Stock and, if there is no Average Market Price, the Fair Market Value per share of Voting Stock, in each case, at the time of purchase by the members of the AmerUs Control Group.

          The purchase and sale of any Equity Purchase Shares pursuant to this
Section 5.1 shall take place at 9:00 a.m. on the latest of (i) the fifth Business Day following the acceptance of such offer, (ii) the Business Day on which such Equity Purchase Shares are issued to Persons other than the members of the AmerUs Control Group and (iii) the fifth Business Day following the expiration of any required governmental or other regulatory waiting periods or the obtaining of any required governmental or other regulatory consents or approvals, at the offices of AMHC indicated in Section 11.1 hereof, or at such other time and place in Des Moines, Iowa as AMHC and the Company shall agree. At the time of purchase, the Company shall deliver to AMHC (or such assignee) certificates registered in the name of the appropriate members of the AmerUs Control Group representing the shares purchased and the members of the AmerUs Control Group shall transfer to the Company the purchase price in United States dollars by bank check or wire transfer of immediately available funds, as specified by the Company, to an account designated by the Company not less than five Business Days prior to the date of purchase. The Company and the members of the AmerUs Control Group will use their best efforts to comply as soon as practicable with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this
Section 5.1.

          As used herein, "Average Market Price" of any security on any date means the average of the daily closing prices for the 10 consecutive trading days selected by the Company commencing not less than 20 days nor more than 30 trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For the purpose of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

                                   ARTICLE VI

                         FINANCIAL AND OTHER INFORMATION

          SECTION 6.1 OWNERSHIP THRESHOLD. The Company agrees that, during any period in which the members of the AmerUs Control Group own, in the aggregate, at least 50.1 percent of the voting power of the Outstanding Voting Stock:

          (a) MAINTENANCE OF BOOKS AND RECORDS. The Company shall, and shall cause each of its consolidated subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and such Subsidiaries and (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (w) transactions are executed in accordance with management's general or specific authorization, (x) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAP or any other criteria applicable to such statements and (2) to maintain accountability for assets, and (y) access to assets is permitted only in accordance with management's general or specific authorization.


          (b) INFORMATION. With reasonable promptness, the Company shall deliver to AMHC such financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial position, results of operations and prospects as from time to time may be reasonably requested by AMHC.

          SECTION 6.2 AMHC ANNUAL STATEMENTS. In connection with any AmerUs Affiliated Group member's preparation of its audited annual financial statements and its annual reports (collectively the "AMHC Annual Statements"), during any period in which the members of the AmerUs Control Group own, in the aggregate, at least 50.1% of the voting power of the Outstanding Voting Stock of the Company, the Company agrees as follows:

          (a) COORDINATION OF AUDITORS' OPINIONS. The Company will use its best efforts to enable its independent certified public accountants (the "Company Auditors") to complete their audit such that they will date their opinion on the Company's audited annual financial statements (the "Company Annual Financial Statements") on the same date that AMHC independent certified public accountants (the "AMHC Auditors") date their opinion on the AMHC Annual Statements, and to enable AMHC to meet its timetable for the printing, filing and public dissemination of the AMHC Annual Statements.

          (b) COOPERATION. Each of AMHC and the Company will provide to the other party on a timely basis all information that such other party or any of its subsidiaries reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of its annual and quarterly statutory statements, its audited annual financial statements, its Annual Reports to Shareholders or Members, its annual, quarterly and current reports under the

     Exchange Act, and any of its registration statements, prospectuses and other filings made with the SEC (collectively, the "Filings"). In this respect, AMHC or the Company, as the case may be, will provide all required financial information with respect to it and its consolidated subsidiaries to the other party's auditors and management in a sufficient and reasonable time and in sufficient detail to permit such auditors to take all steps and perform all review necessary to provide sufficient assistance to such auditors with respect to information to be included or contained in the Filings, such assistance to such auditors to be in conformity with current and past practices.

          (c) ACCESS TO PERSONNEL AND WORKING PAPERS. The Company will authorize the Company Auditors to make available to the AMHC Auditors both the personnel who performed or are performing the annual audit of the Company and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of the Company, in all cases within a reasonable time after the Company Auditor's opinion date, so that the AMHC Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to the AMHC Auditors' report on the AMHC Annual Statements, all within sufficient time to enable AMHC to meet its timetable for the printing, filing and public dissemination of the AMHC Annual Statements.

          SECTION 6.3 CONFIDENTIALITY. All information provided by the Company pursuant to this Article VI will, except if the purpose for which such information is furnished to AMHC pursuant to this Agreement contemplates such disclosure and except for disclosure to the other members of the AmerUs Affiliated Group by AMHC be kept confidential by AMHC and the other members of the AmerUs Affiliated Group, and AMHC and the other members of the AmerUs Affiliated Group will not disclose any such information in any manner whatsoever, until such information is disclosed by the Company or otherwise becomes generally available to the public, except as such disclosure may be required by law, rule or regulation. Any information furnished to AMHC by the Company pursuant to Sections 6.1(b) and 6.2(c) hereof shall be used solely for financial reporting, planning, control and record keeping purposes of the members of the AmerUs Affiliated Group.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

          SECTION 7.1  PIGGYBACK REGISTRATIONS.

          (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) under the Securities Act for its own account or the account of any shareholder of the Company (other than an initial public offering of the Company's Common Stock, offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition or merger, exchange offer, recapitalization or similar transaction) and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to AMHC and to all other holders of Common Stock having similar registration rights, of its intention to effect such a registration and, subject to Section 7.1(b) hereof, shall include in such registration all Registrable Shares with respect to which the Company has received written request for inclusion therein within 15 days after receipt of the Company's notice.

          (b) PRIORITY. If a registration pursuant to this Section 7.1 involves an Underwritten Offering and the managing underwriter advises the Company in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated

          (i) if such registration was initiated by the Company, (x) first, to the securities the Company proposes to sell, (y) second, among the shares of Common Stock requested to be included in such registration by members of the AmerUs Control Group and any other stockholder of the Company owning shares of Common Stock eligible for registration, PRO RATA, on the basis of the number of shares of Common Stock each holder requests be included in such registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such registration; and

          (ii) if such registration was initiated by a securityholder of the Company, (w) first, among the shares of Common Stock requested to be included in such registration by such requesting securityholder,
     (x) second, among the shares of Common Stock requested to be included in such registration by any member of AmerUs Control Group, (y) third, among the shares of

     Common Stock requested to be included in such registration by any other shareholder of the Company owning shares of Common Stock eligible for such registration, pro rata, on the basis of the number of shares of Common Stock each holder requests be included in such registration, and (z) fourth, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of the Company).

          (c) In the case of a registration initiated by the Company, nothing contained herein shall prohibit the Company from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the registration related thereto, without prejudice, however, to the rights of the members of the AmerUs Control Group to immediately request a registration pursuant to Section 7.2 hereof.

          SECTION 7.2  REQUESTED REGISTRATION.

          (a) RIGHT TO REQUEST REGISTRATION. At any time after the date hereof, upon the written request of any member of the AmerUs Control Group requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Shares (a "Demand Registration"), the Company shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Shares requested to be so registered; PROVIDED that the Company shall not be required to file a registration statement pursuant to this Section 7.2(a), (i) within a period of six months after the effective date of any other registration statement of the Company requested hereunder or pursuant to which any member of the AmerUs Control Group shall have been given an opportunity to participate pursuant to Section 7.1 hereof, (ii) relating to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act if the Company is not, at the time, eligible to register shares of Common Stock on Form S-3 (or a successor form)
(iii) with respect to any offering which would cause the Company to violate the provisions of Section 521A.14 of the Iowa insurance laws or any successor provision; or (iv) with respect to any offering that is not reasonably expected to yield gross proceeds of at least $20 million; PROVIDED that in the event that the members of the AmerUs Control Group, collectively, do not own at the time of such request such amount of Registrable Shares of the kind and type being so registered that would be reasonably expected to yield gross proceeds of at least $20 million, then the restriction contained in clause (iii) of this Section 7.2(a) shall be disregarded with respect to such registration.

          Promptly after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other holders of Common Stock having rights to have their shares included in such registration and shall, subject to the provisions of Section 7.2(c) hereof, include in such registration all such Registrable Shares with respect to which each member of the AmerUs Control Group or such other shareholder has requested to be so registered.

          (b) EFFECTIVE REGISTRATION. A registration requested pursuant to this Section 7.2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 7.2(a) above) (i) unless the registration statement relating thereto has become effective under the Securities Act, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any member of the AmerUs Control Group and, as a result thereof, the Registrable Shares requested to be registered cannot be completely distributed in accordance with the plan of distribution, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by any member of the AmerUs Control Group or (iv) if, pursuant to Section 7.2(c) hereof, less than all of the Registrable Shares requested be registered were actually registered.

          (c)  PRIORITY.  If a requested registration pursuant to this Section
7.2 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (i) first, to Registrable Shares requested by the members of the AmerUs Control Group to be included in such registration, (ii) second, among all shares of Common Stock requested to be included in such registration by any other shareholder of the Company owning shares of Common Stock eligible for such registration, PRO RATA on the basis of the number of shares of Common Stock requested to be included in such registration and (iii) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of the Company).

          (d) PREEMPTION OF DEMAND REGISTRATION. Notwithstanding the foregoing, if the Board of Directors of the Company determines in its good faith judgment, (i) after consultation with a nationally recognized investment banking firm, that there will be an adverse effect on a then contemplated public offering of the Company's securities, (ii) that the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company or (iii) that registration at the time would require the inclusion of pro forma or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 7.2 for a reasonable period of time, but not in excess of 90 calendar days (or any longer period agreed to by the requesting holders of Registrable Shares), PROVIDED that at all times the Company is in good faith using all reasonable efforts to file the registration statement as soon as practicable.

          (e) OTHER REGISTRATION RIGHTS. The Company shall not grant to any Person the right, other than as set forth herein and except to employees and directors of the Company, to request the Company to register any securities of the Company except such rights as are not more favorable than the rights granted to the members of the AmerUs Control Group herein, without the written consent of AMHC.

          SECTION 7.3 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Shares under the Securities Act as provided in this Agreement, the Company shall:

          (a) prepare and file with the SEC as expeditiously as possible but in no event later than 90 days after receipt of a request for registration with respect to such Registrable Shares, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become effective as soon as practicable; PROVIDED that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, including any documents incorporated by reference therein, the Company shall (x) furnish to AMHC and to one counsel selected by AMHC (or by AMHC and holders of other securities covered by such registration statement, but in no event to more than one firm of attorneys for all such selling securityholders) copies of all such documents proposed to be filed, which documents shall be subject to the review of AMHC and such counsel, and (y) notify AMHC of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which shall terminate when all Registrable Shares covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor provision, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish, without charge, to AMHC and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (including one conformed copy to AMHC and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as AMHC may reasonably request in order to facilitate the disposition of the Registrable Shares registered thereunder;

          (d) use its best efforts to register or qualify such Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the selling holders, and the managing underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Shares registered thereunder; PROVIDED that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such insurance regulatory authorities as may be necessary by virtue of the business and operations of the Company to enable the selling holders to consummate the disposition of Registrable Shares registered thereunder;

          (f) immediately notify the managing underwriter, if any, AMHC and the selling holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to the selling holders a supplement or amendment to such prospectus so that as thereafter delivered, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that if the Company determines in good faith that the disclosure that would be required to be made by the Company would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, or a supplement or amendment to such prospectus at such time would require the inclusion of pro forma or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer, for a reasonable period of time not to exceed 90 days, furnishing to the selling holders a supplement or amendment to such prospectus; PROVIDED further, that at all times the Company is in good faith using all reasonable efforts to file such amendment as soon as practicable;

          (g) use its best efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by the Company are then listed or any Interdealer quotation system (including the NASDAQ National Market), and enter into such customary agreements including a listing application and indemnification agreement in customary form, PROVIDED that the applicable listing requirements are satisfied, and to provide a transfer agent and register for such Registrable Shares covered by such registration statement no later than the effective date of such registration statement;

          (h) make available for inspection by AMHC and any holder of securities covered by such registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company's and its Subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonable likely to have an adverse effect on the Company's ability to assert the existence of an attorney-client privilege with respect thereto;

          (i) if requested, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters;

          (j) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Registrable Shares;

          (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities
     Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (l) if requested to do so by the selling holders, use its best efforts to create a depositary arrangement whereby depositary shares representing fractional shares of Registrable Shares will be issued and to cause to be prepared and to execute customary documentation with respect to such depositary arrangement and such other documentation that the selling holders may reasonably request in order to facilitate the disposition of the depositary shares created thereunder (including, but not limited to, engaging a depositary and preparing and executing a depositary agreement).

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Shares which are to be registered at the request of any member of the AmerUs Control Group shall furnish to the Company such information regarding the securities held by any member of the AmerUs Control Group and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

          SECTION 7.4 RESTRICTION ON DISPOSITION OF REGISTRABLE SHARES. AMHC agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.3(f) hereof, AMHC shall, and shall cause each member of the AmerUs Control Group to, discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(f) hereof, or until otherwise notified by the Company, and, if so directed by the Company, AMHC shall, and shall cause each member of the AmerUs Control Group to, deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in their possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 7.3(b) hereof shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.3(f) hereof to and including the date when the selling holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.3(f) hereof.

          SECTION 7.5 SELECTION OF UNDERWRITERS. If any offering pursuant to a registration requested pursuant to Section 7.2 hereof is to be an Underwritten Offering, AMHC shall have the right to select a managing underwriter or underwriters to administer the offering.

          SECTION 7.6 REGISTRATION EXPENSES. The Company shall pay for the following costs and expenses with respect to its compliance with its obligations in connection with a registration hereunder, including, but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) the fees and expenses incurred in connection with the listing of the Registrable Shares on any national securities exchange or interdealer quotation system, (vi) the reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the fees and expenses of any registrar and transfer agent or any depositary, (viii) the underwriting fees, discounts and commissions applicable to any Common Stock sold for the account of the Company and (ix) the cost of preparing all documentation in connection therewith. Except as otherwise provided in clause (viii) of this Section 7.6, the Company shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Shares, including, without limitation, the fees and expenses of any underwriters and such underwriters' counsel. The Company shall have no obligation to pay the legal fees and disbursements of counsel for AMHC or any other shareholder selling Registrable Shares. Notwithstanding the foregoing, the Company and AmerUs Group shall share pro rata (based on the number of shares sold by the Company and AmerUs Group, respectively) in all of the costs and expenses of the IPO S-1 (including the Subscription Offering).

          SECTION 7.7 CONVERSION OF OTHER SECURITIES. If any holder of Registrable Shares offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Shares, the Registrable Shares underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 7.1 and 7.2 hereof.

          SECTION 7.8 RULE 144. If and for so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

          SECTION 7.9  TRANSFER OF REGISTRATION RIGHTS.

          (a) any member of the AmerUs Control Group may transfer all or any portion of its rights under this Article VII and Article VIII hereof to any transferee (each, a "transferee") of Registrable Shares provided that such transferee is (i) a member of the AmerUs Control Group or (ii) in the case of Class A Common Stock only, an institutional Accredited Investor (as defined under Rule 501(a) of the Securities Act) permitted to acquire such Registrable Shares under applicable law. Any transfer of registration rights pursuant to this Section 7.9 shall be effective upon receipt by the Company of written notice from such member of the AmerUs Control Group stating the name and address of any transferee and identifying the amount of Registrable Shares with respect to which the rights under this Article VII (and Article VIII hereof) are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "AMHC" or "member of the AmerUs Control Group" as used in this Agreement shall, where appropriate to assign such rights and obligations to such transferee, be deemed to refer to the transferee holder of such Registrable Shares. Any member of the AmerUs Control Group and such transferees may exercise the registration rights hereunder in such proportion as they shall agree among themselves.

          (b) After such transfer, each member of the AmerUs Control Group shall retain its rights under this Agreement with respect to all other Registrable Shares owned by such member of the AmerUs Control Group.

          (c) Upon the request of any member of the AmerUs Control Group, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.
                                  ARTICLE VIII

               BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

                   SECTION 8.1  GENERAL CROSS INDEMNIFICATION.

          (a) AMHC agrees to indemnify and hold harmless the Company and its Subsidiaries and each of the officers, directors, employees and agents of the Company and its Subsidiaries against any and all cost and expenses arising out of third party claims (including, without limitation, attorneys' fees, interest, penalties and cost of investigation or preparation of defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, "Losses"), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, "Actions"), based on, arising out of, pertaining to or in connection with (i) any breach by AMHC of this Agreement, any Designated Subsidiary Agreement or any other agreement between the Company and its subsidiaries and any member of the AmerUs Affiliated Group, (ii) the ownership or the operation of the assets or properties (other than capital stock of the Company) and the operation or conduct of the business, of the members of the AmerUs Affiliated Group, whether before, on or after the date hereof, (iii) any third party claims that AmerUs Group or another member of the AmerUs Affiliated Group, as the case may be, does not have the right to use or license the Marks in the United States in connection with the products and services within the Scope of the License and (iv) any untrue statement or alleged untrue statement of a material fact contained in any Filing of the Company or any Subsidiary of the Company, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to financial information, if any, provided by any member of the AmerUs Affiliated Group in writing to the Company or any Subsidiary of the Company expressly for use in such Filing of the Company or Subsidiary of the Company.

          (b) The Company agrees to indemnify and hold harmless each member of the AmerUs Affiliated Group and each of the officers, directors, employees and agents of each member of the AmerUs Affiliated Group against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with (i) any activities, action or inaction on the part of the Company or any of its Subsidiaries or any of their officers, directors, employees, affiliates (other than a member of the AmerUs Affiliated Group), fiduciaries or agents, (ii) any breach by the Company of this Agreement or any breach by any Subsidiary of the Company of any Designated Subsidiary Agreement or any other agreement between the Company or any of its Subsidiaries and any member of the AmerUs Affiliated Group, (iii) the ownership or the operation of the assets or properties, and the operation of the assets or properties, and the operation or conduct of the business, of the Company or any Subsidiary of the Company, whether before, on or after the date hereof, (iv) any use of the Marks by the Company and its Subsidiaries, (v) any Keepwell and (vi) any untrue statement or alleged untrue statement of a material fact contained in any Filing of any member of the AmerUs Affiliated Group, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information, if any, provided by the Company or a Subsidiary of the Company in writing to any member of the AmerUs Affiliated Group expressly for use in such Filing and which is, or would be required to be, included in any Filing of the Company or any of its Subsidiaries.

          (c) The indemnity agreement contained in this Section 8.1 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

          SECTION 8.2  REGISTRATION STATEMENT INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each member of the AmerUs Affiliated Group, each Person to whom registration rights shall have been transferred pursuant to Section 7.9 hereof and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Registration Indemnitees") from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with (i) information relating to a Registration Indemnitee furnished in writing to the Company by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus, (ii) financial information, if any, provided by a Registration Indemnitee in writing to the Company expressly for use in the Registration Statement or Prospectus; and (iii) information relating to any underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for use in the Registration Statement or Prospectus.

          (b) Each Registration Indemnitee agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Registration Indemnitee, but only with respect to (i) information relating to such Registration Indemnitee furnished in writing to the Company by or on behalf of such Registration Indemnitee expressly for use in the Registration Indemnitee expressly for use in the Registration Statement or Prospectus and (ii) financial information, if any, provided by such Registration Indemnitee in writing to the Company expressly for use in the Registration Statement or Prospectus. For purposes of this Section 8.2(b), any information relating to any underwriter that is contained in a Registration Statement or Prospectus shall not be deemed to be information relating to a Registration Indemnitee. If any Action shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this paragraph (b), such Registration Indemnity shall have the rights and duties given to the Company by Section 8.4 hereof (except that if the Company shall have assumed the defense thereof, such Registration Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnitee's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to such Registration Indemnitee by Section 8.4 hereof.


          SECTION 8.3 CONTRIBUTION. (a) If the indemnification provided for in this Article VIII is unavailable to an indemnified party under Section 8.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Registration Indemnitee on the other hand from the offering of the securities covered by such Registration Statement and Prospectus or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the applicable Registration Indemnitee on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Registration Indemnitee on the other shall be deemed to be in the same proportion as the total net proceeds from the applicable securities offering (before deducting expenses) received by such Registration Indemnitee. The relative fault of the Company on the one hand and the applicable Registration Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by such Registration Indemnitee on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) the Company and each Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by a PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(a) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such Action. Notwithstanding the provisions of this
Section 8.3, a Registration Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnitee exceeds the amount of any damages which such Registration Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 8.4 PROCEDURE. If any Action shall be brought against a Registration Indemnitee or any other person entitled to indemnification pursuant to this Article VIII (collectively with the Registration Indemnitees, the "Indemnitees") in respect of which indemnity may be sought against the Company, such Indemnitee shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and the Company and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that the Company shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment of the plaintiff in any such Action, the Company agrees to indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph, from and against any Losses by reason of such settlement or judgment.

          SECTION 8.5 OTHER MATTERS. (a) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

          (b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VIII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, the Company, its directors or officers, or any person controlling the Company, and (iii) any termination of this Agreement.

          (c) The parties hereto shall, and shall cause their respective subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VIII are for the benefit of, and are intended to created third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

          SECTION 8.6 INFRINGEMENT. (a) The Company shall, and shall cause each Designated Subsidiary to, promptly notify AmerUs Group in writing of any threatened or actual unauthorized use, infringement or dilution by third parties of the Marks which may come to such party's attention. AmerUs Group shall have the sole initial right to determine whether or not any action shall be taken against any such unauthorized use, infringement or dilution. AmerUs Group shall promptly notify the Company of its determination and shall briefly describe the action, if any, which it shall take. In the event the AmerUs Group initiates litigation against a third party, AmerUs Group shall choose the attorneys, control the litigation, pay the litigation expenses, and retain any damages recovered as a result of any judgement in favor of AmerUs Group.

          (b) In the event that AmerUs Group takes no action to stop such alleged infringement within 30 days following notice by the Company of such infringement, then the Company may bring an action with respect to such alleged unauthorized use, infringement or dilution, provided that the Company obtains AmerUs Group's prior written consent (which consent shall not be unreasonably withheld), and AmerUs Group shall join in such suit if necessary to maintain the Company's standing. Any recovery from a suit brought by the Company shall be divided between the parties in proportion to the expenses each incurred in connection with the prosecution of such suit. The Company shall not settle any such action without the prior written consent of AmerUs Group such consent shall not be unreasonably withheld.

          (c) AmerUs Group and the Company agree to provide reasonable cooperation to each other in any litigation or other action taken to enforce the Marks.

                                   ARTICLE IX

                                OTHER PROVISIONS

          SECTION 9.1 KEEPWELL PAYMENTS. The Company agrees to reimburse any member of the AmerUs Affiliated Group who has provided a Keepwell for any and all amounts paid or payable (including all fees, costs and expenses incurred) by such member of the AmerUs Affiliated Group in connection with performance by such member of its obligations under any Keepwell.

          SECTION 9.2 BUSINESS RELATIONSHIP. The parties hereto agree that all arrangements in existence as of the date hereof pursuant to which the Company or any of its Subsidiaries utilize the distribution channels of any member of the AmerUs Affiliated Group for the distribution of the Company or its Subsidiaries' insurance products shall continue until the Trigger Date on such payment terms that are consistent with the past cost allocation practices of the member of the AmerUs Affiliated Group and on such other terms as are consistent with past practices (including utilizing such distribution channels on an exclusive basis to the extent that such distribution channels are utilized on an exclusive basis as of the date hereof).

          SECTION 9.3 MANAGEMENT SERVICES. Until the Trigger Date, the Company shall provide to the AmerUs Affiliated Group the following management services and assistance, or cause such services to be rendered on behalf of the Company by any Subsidiary, by such personnel as are deemed appropriate: (i) general management services and support, including the services of executive employees of the Company or any Subsidiary; (ii) assistance and participation in matters relating to operations, strategy, and business planning; and (iii) as requested, furnish reports to the board of directors of AMHC or AmerUs Group with respect to aspects of the business and affairs of the AmerUs Affiliated Group. In performing its duties hereunder, the Company shall be subject to the continuing and exclusive authority of the board of directors of AMHC or the board of directors of the member of the AmerUs Affiliated Group for which services are being performed and shall act consistently with and subject to the provisions of the Articles of Incorporation and By-Laws of AMHC and the other members of the AmerUs Affiliated Group. AMHC and AmerUs Group acknowledge that the provision by the Company of such management services and assistance will save the AmerUs Affiliated Group significant administrative expenses and involve considerable time and effort of many of the officers and employees of the Company and its Subsidiaries. In consideration of such services to the AmerUs

Affiliated Group, AmerUs Group agrees to pay with respect to each 12-month period the sum of $2,000,000 per year. The sum shall be payable in equal installments quarterly in advance on the first business day of each calendar quarter; PROVIDED, HOWEVER, that if the provisions of Article IX become effective during a calendar quarter, the payment for such quarter shall be pro-rated based on the number of days remaining in such quarter and shall be paid within fifteen business days of such effective date.

          SECTION 9.4 MISCELLANEOUS SERVICES. Until the Trigger Date and only to extent not otherwise provided for in this Agreement, and the Reimbursement Agreements (i) AMHC may, or may cause another member of the AmerUs Affiliated Group to continue to provide to the Company and any Subsidiary of the Company
(ii) the Company may, or may cause one or more of its Subsidiaries to continue to provide to the members of the AmerUs Affiliated Group, any and all administrative services which have been, consistent with past practices, provided by any member of the AmerUs Affiliated Group to any Subsidiary of the Company and vice-versa. If such services shall be reimbursed by the user of such services for all costs, fees and expenses incurred by such provider, including reasonable allocations of salaries (including benefits) of personnel and overhead on a basis that is consistent with the past cost allocation practices of the members of the AmerUs Affiliated Group; PROVIDED that the provision of such services shall only be required to the extent that they are consistent with appropriate standards of business conduct.

          SECTION 9.5 REGULATORY APPROVALS. To the extent that any regulatory or other approvals shall be necessary to effect and perform any of the provisions of this Agreement, the parties hereto shall use their best efforts to obtain such approvals prior to the date upon which not obtaining such approvals would result in a default of such party's obligations hereunder. If such approvals have not been obtained by such date, then each party hereto shall not be deemed to be in default of its obligations hereunder so long as such party is in good faith diligently using their best efforts to obtain such approvals as soon as practicable. To the extent that any such regulatory approval is not obtained within a reasonable period of time after such date, AMHC and the Company shall in good faith use their best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.


                                    ARTICLE X

                               DISPUTE RESOLUTION

          SECTION 10.1  NEGOTIATION.

          (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (a "Dispute"), upon the written notice ("Notice") of either party hereto ("Party"), the Parties shall attempt in good faith to negotiate a resolution of the Dispute; PROVIDED, however, that this Article X shall not apply to any dispute, controversy or claim arising out of or relating to Article IV of this Agreement or the breach, termination or validity thereof and AMHC shall have the right to pursue equitable remedies in a court of equity to the extent permitted by
Section 11.4 hereof.

          (b) If the Parties are unable to resolve the Dispute within 30 days after the receipt of the Notice, then either Party may submit the Dispute to arbitration in accordance with Section 10.2 hereof as the exclusive means to resolve the Dispute.

          SECTION 10.2  ARBITRATION.

          (a) Any Dispute not resolved pursuant to Section 10.1 hereof shall, at the request of either Party, be finally settled by arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules then in effect the (the "Rules") except as modified herein. The arbitration shall be held in Des Moines Iowa.

          (b) There shall be three arbitrators of whom each Party shall select one within 15 days of respondent's receipt of claimant's demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as Chair of the tribunal within 15 days of the section of the second arbitrator.
If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the AAA in accordance with the Rules upon the written request of either Party within 15 days of such request.

          (c) The hearing shall be held no later then 90 days following the appointment of the third arbitrator.

          (d) The arbitral tribunal shall permit prehearing discovery that is relevant to the subject matter of the Dispute taking into account the Parties' desire that the arbitration be conducted expeditiously and cost effectively. All discovery shall be completed within 60 days of the appointment of the third arbitrator.

          (e) The award shall be final and binding and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon any award may be entered in any court having jurisdiction.

          (f) The Parties will bear equally all fees, costs, disbursements and other expenses of the arbitration, and each Party shall be solely responsible for all fees, costs, disbursements and other expenses incurred in the preparation and prosecution of their own case; PROVIDED that in the event that a Party fails to comply with the orders or decision of the arbitral tribunal, then such noncomplying party shall be liable for all costs and expenses (including, without limitation, attorneys fees) incurred by the other Party in its effort to obtain either an order to compel, or an enforcement of an award, from a court of competent jurisdiction.

          (g) The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have no authority to award punitive damages or any other damages not measured by the prevailing parties' actual damages.

          (h) All notices by one party to the other in connection with the arbitration shall be in accordance with the provisions of Section 11.1 hereof, except that all notices made pursuant to this Article X must be made by personal delivery or overnight courier. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each Party. This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

          SECTION 10.3 CONFIDENTIALITY. Except to the extent necessary in connection with a court challenge to the arbitration contemplated by Section
10.2 hereof, information concerning (i) the existence of negotiations pursuant to Section 10.1 hereof, (ii) the existence of an arbitration pursuant to Section
10.2 hereof, (iii) any documentary or other evidence given by a Party or a witness in the arbitration or (iv) the arbitration award may not be disclosed by the tribunal administrator, the arbitrators, any Party or its counsel to any person or entity not connected with the proceeding unless required to do so by law or by a court or competent regulatory body, and then only to the extent of disclosing what is legally required.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1 NOTICES. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid,
(b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

          If to AMHC or any other member of the AmerUs Affiliated Group, to:

               American Mutual Holding Company
               418 6th Avenue
               Des Moines, Iowa  50306
               Attention:  General Counsel

          If to the Company, to:

               AmerUs Life Holdings, Inc.
               418 6th Avenue
               Des Moines, Iowa 50306
               Attention:  General Counsel

          SECTION 11.2 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

          SECTION 11.3 DESCRIPTIVE HEADINGS. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise effect the meaning hereof.

          SECTION 11.4 REMEDIES. Without limiting the rights of each party hereto to pursue any and all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. Without limiting the generality of the foregoing, the Company acknowledges and agrees that (a) its covenants and obligations hereunder are special, unique and relate to matters of extraordinary importance to AMHC, that in the event the Company fails to perform, observe or discharge any of its obligations under this agreement AMHC will be irreparably harmed and that no remedy at law will provide adequate relief to AMHC and (b) AMHC shall be entitled to a temporary restraining order and temporary and permanent injunctive and other equitable relief in case of any failure by the Company to perform, observe or discharge any of its covenants or obligations hereunder and without the necessity of proving actual damages. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies, either legal or equitable, against any other party hereto.

          SECTION 11.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of Iowa, without regard to the principles of conflicts of the law.

          SECTION 11.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

          SECTION 11.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION 11.8 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement executed by the parties hereto.

          SECTION 11.9 ENTIRE AGREEMENT. This Agreement, including any schedules or exhibits annexed hereto, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          SECTION 11.10  NO ASSIGNMENT.  Except as otherwise provided in Section
7.9 hereof, neither this Agreement nor any of the rights, interests or obligations of any party hereto may be assigned by such party without the prior written consent of the other parties; PROVIDED, HOWEVER, that AMHC or AmerUs Group may assign all or part of its rights or obligating hereunder to one or more other member of the AmerUs Affiliated Group without the prior consent of the Company.

          SECTION 11.11 RECAPITALIZATION, DILUTION ADJUSTMENTS, ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Shareholders or combination of the shares of Common Stock or any demutualization or conversion to stock form of AMHC then, in each such case, appropriate adjustments shall be made to as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

          SECTION 11.12 FURTHER ASSURANCES. Each party hereto shall, on notice of request from any other party hereto, take such further action not specifically required hereby at the expense of the requesting party, as the requesting party may reasonably request for the implementation of the transactions contemplated hereby.

          SECTION 11.13 NO THIRD PARTY BENEFICIARIES. Except as expressly set forth herein, nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

          SECTION 11.14  EFFECTIVENESS OF CERTAIN PROVISIONS. The provisions of
Article III, IV, V, VI, VII, VIII and IX shall not become effective until the date that AmerUs Life becomes a wholly-owned Subsidiary of the Company.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the partner hereto as of the date list above written.

                              AMERICAN MUTUAL HOLDING COMPANY


                              By /s/ Sam C. Kalainov
                                -------------------------------

                              AMERUS GROUP CO.


                              By /s/ Michael E. Sproule
                                -------------------------------

                              AMERUS LIFE HOLDINGS, INC.


                              By /s/ Michael G. Fraizer
                                -----------------------------

                                                                      EXHIBIT A


                           Federal Registration Marks
                           --------------------------


MARK                                      CLASS(ES   AP FILED      REG. STATUS
----                                      --------   --------      -----------
AMERUS                                          37   10/21/94        Pending
AMERUS                                     36 & 42   10/21/94        Pending
AMERUS (Stylized Letters)                  36 & 42   01/17/95        Pending
AMERUS (Stylized Letters)                       36   11/16/95        Pending
AMERUS (Stylized Letters)                       37   01/17/95        Pending
AMERUS (Stylized Letters in Color)         36 & 42   02/03/95        Pending
AMERUS (Stylized Letters in Color)              36   02/03/95        Pending
AMERUS INSURANCE                                36   05/16/95        Pending
AMERUS LIFE                                   None   12/07/95        Pending
AMERUS LIFE                                     36   10/20/95        Pending
AMERUS LIFE INSURANCE                           36   10/20/95        Pending
AMERUS LIFE INSURANCE COMPANY                   36   10/20/95        Pending